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                                                                      Exhibit 21


             SUBSIDIARIES OF CORE TECHNOLOGIES (PENNSYLVANIA), INC.


         Exclusive of inactive subsidiaries and companies in which Registrant holds a minority interest, Registrant as of June 24, 1998 had the following subsidiaries:


                                                   Place of
       Name                                        Incorporation
       ----                                        -------------

Airo Clean, Inc.                                   Delaware


Maris Equipment Company, Inc.                      Delaware